SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 30, 2005

Date of Report (Date of earliest event reported)

LEESPORT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2254007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania		19610
(Address of principal executive offices)		(Zip Code)

(610) 208-0966
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 30, 2005, Leesport Financial Corp. (the ”Company”) issued a press release announcing that Robert D. Davis had been appointed as President and Chief Executive Officer of the Company and its wholly owned banking subsidiary, Leesport Bank, effective September 19, 2005.  Mr. Davis will also be appointed to the Boards of Directors of the Company and Leesport Bank, the Company’s wholly owned banking subsidiary, upon his commencement of employment.  Mr. Davis, age 58, has served as President and Chief Executive Officer of Republic First Bank, a wholly owned subsidiary of Republic First Bancorp, Inc., since 1999.  Mr. Davis will enter into an employment agreement with the Company in connection with his appointment, a copy of which agreement will be filed by amendment to this Current Report on Form 8-K.  For additional information, reference is made to the press release which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Effective September 19, 2005, Vito A. DeLisi will step down as acting President and Chief Executive Officer of the Company and Leesport Bank.  Mr. DeLisi will continue to serve as President of Madison Bank, a division of Leesport Bank.

Item 9.01            Financial Statements and Exhibits.

(c)           Exhibits:

The following exhibits are filed herewith:

99.1  Press release of Leesport Financial Corp., dated August 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEESPORT FINANCIAL CORP.

Dated: August 30, 2005
	By:	/s/ Edward C. Barrett
Edward C. Barrett
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release of Leesport Financial Corp., dated August 30, 2005.